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                                                                    EXHIBIT 99.1

                                  iVILLAGE INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2001

     The undersigned stockholder hereby appoints DOUGLAS W. McCORMICK and STEVEN
A. ELKES, and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at the Special Meeting of Stockholders of iVillage Inc. ("iVillage") to be held on Wednesday, May 23, 2001, at 10:00 a.m., local time, at the Hilton Times Square, 234 W. 42nd Street, Empire Room, New York, New York, or at any adjournment thereof, with respect to the proposals on the approval and adoption of (1) the merger agreement and transactions contemplated by the merger agreement, dated as of February 5, 2001, among iVillage, Stanhope Acquisition Sub, LLC, a wholly owned subsidiary of iVillage and Women.com Networks, Inc., (as amended through the date hereof, the "Merger Agreement"), including the merger and, the issuance of shares of iVillage common stock in connection with the merger, (2) the issuance of shares of iVillage common stock and warrants to purchase iVillage common stock pursuant to the amended and restated securities purchase agreement, dated as of February 22, 2001, between iVillage and Hearst Communications, Inc. (as amended, the "amended and restated securities purchase agreement"), (3) the rights offering to all Women.com stockholders other than Hearst Communications and (4) the amendment to iVillage's amended and restated certificate of incorporation to increase the authorized number of shares of iVillage common stock from 65,000,000 to 200,000,000. The merger proposal is conditioned on the approval of the proposal to increase the authorized number of shares of iVillage common stock.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF iVILLAGE RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

     IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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                              FOLD AND DETACH HERE


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                                                              Company No. _____

                                                            Control No. _______

THERE ARE THREE WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY PHONE - TOLL FREE - 1-800-____-___

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 10:00 a.m., on May 23, 2001.

     o You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above.

     o  Follow the simple instructions the voice will provide to you.

VOTE BY INTERNET - HTTP://WWW.________

     o Use the Internet to vote your shares 24 hours a day, 7 days a week until 10:00 a.m., on May 23, 2001.

     o You will be prompted to enter your [3-digit] Company Number and your [7-digit] Control Number which are located above to obtain your records and create an electronic proxy.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Steven A. Elkes, Corporate Secretary, iVillage Inc., 500-512 Seventh Avenue, New York, NY 10018.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                                                                 FOR               AGAINST             ABSTAIN
1. Approval of the merger agreement and the transactions contemplated            [ ]                 [ ]                 [ ]
   by the merger agreement, including the merger and the issuance of shares of iVillage common stock in connection with merger:

2. Approval of the issuance of shares of iVillage common stock and               [ ]                 [ ]                 [ ]
   warrants to acquire iVillage common stock to Hearst Communications pursuant to the amended and restated securities purchase agreement:

3. Approval of the rights offering to all Women.com stockholders other
   than Hearst Communications:                                                   [ ]                 [ ]                 [ ]

4. Approval of an amendment to iVillage's amended and restated                  [ ]                 [ ]                 [ ]
   certificate of incorporation to increase the authorized number of shares of iVillage common stock from 65,000,000 to 200,000,000:


Signature_________________________________________ Date: ___________, 2001

     Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.

                                   PLEASE VOTE